UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 5, 2025
Date of Report (date of earliest event reported)
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NewLake Capital Partners, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	000-56327 (Commission File Number)	83-4400045 (I.R.S. Employer Identification Number)
50 Locust Avenue, First Floor New Canaan, CT 06840
(Address of principal executive offices and zip code)
(203) 594-1402
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matter to a Vote of Security Holders.

On June 5, 2025, the Company held its Annual Meeting of Stockholders ("Annual Meeting"). At the Annual Meeting, stockholders elected seven directors to serve on the Company’s Board of Directors until the 2026 Annual Meeting of Stockholders and ratified the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The total number of shares of common stock entitled to vote at the Annual Meeting was 20,538,785, of which 14,826,769 shares, or 72.2%, were present in person or by proxy. The final voting results for each matter submitted to a stockholder vote at the Annual Meeting are set forth below.
Item 1:    The following seven persons were elected to the Company's Board of Directors:

Nominee	For	Against	Abstentions	Broker Non-Votes
Gordon DuGan	9,828,658	113,017	22,814	4,862,280
Alan Carr	9,818,061	123,579	22,849	4,862,280
Anthony Coniglio	9,827,095	113,937	23,457	4,862,280
Joyce Johnson	9,815,806	125,530	23,153	4,862,280
Peter Martay	9,829,355	112,501	22,633	4,862,280
Dina Rollman	9,815,159	125,174	24,156	4,862,280
David Weinstein	9,719,007	222,599	22,883	4,862,280

Item 2: Stockholders ratified the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, by the votes set forth in the table below:

For	Against	Abstentions
14,504,567	253,611	68,591

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of June, 2025.

NewLake Capital Partners, Inc.

By:	/s/ Lisa Meyer
Name:	Lisa Meyer
Title:	Chief Financial Officer, Treasurer and Secretary